Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements on Form S-8 (No. 33-32805, filed on December 29, 1989, No. 333-02857, filed on April 26, 1996, No. 333-02859, No. 333-42769, filed on December 19, 1997, No. 33-32970, No. 333-54958 filed on February 5, 2001, No. 333-54960, filed on February 5, 2001, and No. 333-108754, filed on September 12, 2003) and Registration Statements on Form S-3 (No. 33-46239, No. 333-06019, filed on June 14, 1996, No. 333-00645, last amended on April 11, 1996, No. 333-31651, filed on July 21, 1997, and No. 333-43097, last amended on January 14, 1998) on Form S-3 of our report dated October 13, 2004 (October 7, 2005 as to the effects of the discontinued operation described in Note 3 to the consolidated financial statements) which report expresses an unqualified opinion and includes explanatory paragraphs relating to the change in the method of accounting for goodwill and other intangible assets to conform to Statement of Financial Accounting Standards No. 142 “Goodwill and Other Intangible Assets,” which was effective August 1, 2002 and the classification of the results of operations of its Zilactin brand over-the-counter lip and oral care products appearing as discontinued operations in this Annual Report on Form 10-K of Zila, Inc. for the year ended July 31, 2005.
DELOITTE& TOUCHE LLP
Phoenix, Arizona
October 7, 2005